UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2009

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 9, 2009, NCI Building Systems, Inc. (the “Company” or “NCI”) issued a press release announcing that, in connection with, and subject to the terms and conditions of, the Investment Agreement, dated as of August 14, 2009 (as amended, the “Investment Agreement”), by and between the Company and Clayton, Dubilier & Rice Fund VIII, L.P. (the “CD&R Fund”), the Company has finalized with its lenders the form of agreement for a $125 million asset-based revolving credit facility (“ABL Facility”) with an additional $50 million accordion feature. The ABL Facility, which is a condition of the equity investment contemplated by the Investment Agreement, has a maturity of the earlier of 5 years or the scheduled maturity of the Company’s term loan after giving effect to the refinancing of its existing credit facility, and includes borrowing capacity of up to $25 million for letters of credit and of up to $10 million for swingline borrowings. A form of the agreement relating to the ABL Facility (the “Form of ABL Agreement”) will be filed as an exhibit to the Company’s registration statement on Form S-4 filed in connection with the exchange offer by the Company to acquire all of the Company’s outstanding 2.125% Convertible Senior Subordinated Notes due 2024, issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock. Investors and security holders are strongly urged to carefully review the registration statement, the prospectus forming a part of the registration statement and the Form of ABL Agreement attached to the registration statement in their entirety. A summary of the material terms and provisions of the Form of ABL Agreement follows. While the Form of ABL Agreement has been agreed to in principle with the prospective lenders, because no loan commitment letter has been received by the Company from any prospective lender, the terms and conditions of the final agreement that will be executed in connection with the ABL Facility may change. There can be no assurances as to when, or if, the Company will be successful with respect to the consummation of the equity investment or any of the conditions thereto, including the ABL Facility, and no assurances as to the exact terms and conditions of the ABL Facility. The Form of ABL Agreement described below also remains subject to finalization of certain items and completion of definitive ancillary documentation. The prospective lenders have indicated their willingness to enter into the Form of ABL Agreement in connection with the consummation of the equity investment contemplated by the Investment Agreement and have confirmed participation for the full availability under the ABL Facility.
     Availability. The Form of ABL Agreement provides for an asset-based revolving credit facility that would allow aggregate maximum borrowings by the Company of up to $125 million. As set forth in the Form of ABL Agreement, extensions of credit under the ABL Facility would be limited by a borrowing base calculated periodically based on specified percentages of the value of qualified cash, eligible inventory and eligible accounts receivable, less certain reserves and subject to certain other adjustments. Based on its discussions with prospective lenders, the Company expects that because of borrowing base constraints, initial availability under the ABL Facility, if it were consummated in the Form of ABL Agreement, will be substantially less than the $125 million commitment described above and may be as low as $45 million. Availability will be reduced by issuance of letters of credit as well as by borrowings.
     Borrowers. NCI’s domestic subsidiaries, NCI Group Inc. and Robertson-Ceco II Corporation, would be borrowers under the ABL Facility as set forth in the Form of ABL Agreement. The Form of ABL Agreement does not, unlike the ABL term sheet (the “ABL Term Sheet”) attached as Annex H to the Investment Agreement (which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2009), contemplate that any other subsidiary of NCI will be a borrower at the closing of the ABL Facility. The borrowers under the ABL Facility, as set forth in the Form of ABL Agreement, would be jointly and severally liable for all loans outstanding thereunder.
     Maturity. The loans under the ABL Facility, as set forth in the Form of ABL Agreement, would mature on the earlier of the fifth anniversary of the closing date thereof and the scheduled maturity of the Company’s term loan after giving effect to the refinancing of its existing credit facility.

     Guarantees; Security. The obligations of the borrowers under the ABL Facility, as set forth in the Form of ABL Agreement, would be guaranteed by us and each of our material domestic subsidiaries that is not a borrower under the ABL Facility.
     In addition, the ABL Facility, as set forth in the Form of ABL Agreement, and the guarantees thereof would be secured by a first priority lien on accounts receivable, inventory and associated intangibles of NCI, the borrowers and the guarantors, subject to certain exceptions, and a second priority lien on the assets securing the term loans under the amended credit agreement on a first-lien basis.
     Pricing. As set forth in the Form of ABL Agreement, the interest rates per annum applicable to borrowings under the ABL Facility would be based on a fluctuating rate of interest measured by reference to either (1) an adjusted London inter-bank offered rate or “LIBOR” or (2) an alternate base rate, in each case, plus a borrowing margin that will vary depending on the quarterly average excess availability under such facility.
     Fees. As set forth in the Form of ABL Agreement, the borrowers would pay (1) fees on the unused commitments of the lenders under the ABL Facility ranging from 0.75% to 1.00%, depending on the proportion of the loans that have been drawn under the ABL Facility and (2) other customary fees in respect of the ABL Facility.
     Covenants. The ABL Facility, as set forth in Form of ABL Agreement, would include a number of covenants that, among other things, would limit or restrict the ability of NCI, the borrowers and the other subsidiaries of NCI to dispose of assets, incur additional indebtedness, incur guarantee obligations, engage in sale and leaseback transactions, prepay other indebtedness, modify organizational documents and certain other agreements, create restrictions affecting subsidiaries, make dividends and other restricted payments, create liens, make investments, make acquisitions, engage in mergers, change the nature of their business and engage in certain transactions with affiliates.
     In addition, under the Form of ABL Agreement, the ABL Facility would include a minimum fixed charge coverage ratio of one to one, which would apply if the borrowers fail to maintain a specified minimum level of borrowing capacity. The borrowing capacity at which the financial covenant would apply is lower in the Form of ABL Agreement than in the ABL Term Sheet.
     Events of Default. The ABL Facility, as set forth in the Form of ABL Agreement, would contain customary events of default, including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross default and cross acceleration to certain other material indebtedness (including the term loan financing), certain bankruptcy events, certain ERISA events, material invalidity of guarantees, security interests or financing agreements, material suspension or discontinuation of business, certain material governmental orders, material judgments and change of control.
     Incremental Commitments. The Form of ABL Agreement also would provide that the borrowers have the right at any time to request up to $50 million of incremental commitments in the aggregate under one or more incremental term loan facilities. The lenders under the Form of ABL Agreement would not be under any obligation to provide any such incremental commitments, and any such addition of or increase in commitments would be subject to customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments would be subject to the same conditions as extensions of credit would be under the Form of ABL Agreement.

* * *
Important Information About this Communication
     This current report and its contents is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange. Any such offer or solicitation shall be made solely by means of the prospectus, related letter of transmittal and other offer documents, as described below.
     In connection with the exchange offer by the Company to acquire all of the Company’s outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “convertible notes”), issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (which includes a prospectus) and amendments thereto, a tender offer statement on Schedule TO and amendments thereto and related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the prospectus, the tender offer statement and any amendments thereto and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto, when available, because they will contain important information about the Company, the proposed exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.
     The registration statement contains a prospectus and related transmittal materials that have been mailed to holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, prospectus and transmittal materials, as well as any amendments thereto and other documents filed by the Company with the SEC, at the SEC’s web site, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of NCI’s filings with the SEC may also be obtained from the Company’s Investor Relations Department at P.O. Box 692055, Houston, Texas 77269-2055 or by phone at (281) 897-7788.
Forward Looking Statements
     This communication contains forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are: the failure of the Company to obtain commitments from prospective lenders for the ABL Facility in the Form of ABL Agreement; the occurrence of any event, change or other circumstance that could give rise to the termination of the investment agreement with Clayton, Dubilier & Rice Fund VIII, L.P.; the inability to complete the transactions contemplated by the investment agreement due to failure to satisfy conditions to such transactions (including with respect to the refinancing of the senior credit facility and the convertible notes); the failure of the transactions discussed herein to close for any reason; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the investment agreement, the transactions contemplated thereby, including the convertible notes exchange offer; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; the volatility of the Company’s stock price; the potential dilution associated with the convertible notes exchange offer; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; the significant demands on the Company’s liquidity while current economic and credit conditions are severely affecting its operations; and the uncertainty surrounding the transactions described herein, including the Company’s ability to retain employees, customers and vendors. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2008, and the section titled “Risk Factors” in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 10, 2009 each identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated October 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: October 9, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 9, 2009